Exhibit 3.1

ROSS MILLER Secretary of State 204 North Carson Street, Ste 4 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Articles of Incorporation (PURSUANT TO NRS 78)
Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20100062285-66
Filing Date and Time 01/29/2010 4:00 PM
Entity Number E0036682010-8

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

1. Name of Corporation	AJ ACQUISITION II, INC.
☒ Commercial Registered Agent [ CSC Services Nevada, Inc. ]
2.Resident Agent For Service of Process: (check only one box)	☐ Noncommercial Registered Agent OR ☐ Office or Position with Entity (name and address below) (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
Nevada
	Street Address	City		Zip Code

	Mailing Address (If different from street address	City	Nevada	Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares With par value: 10,000,000 blank check preferred shares. 100,000,000 common shares	Par value Per share: $.001	Number of shares 0 Without par value:
4. Name and Addresses Of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional page if more than two directors/trustees)
1. Richard Anslow
Name
	195 Route 9 South, Suite 204	Manalapan	NJ	07726
	Street Address	City	State	Zip Code

2.

	Street Address	City	State	Zip Code

3.
Name

	Street Address	City	State	Zip Code

5. Purpose: (optional –see Instructions)	The purpose of this corporation shall be:

6. Name, Address And Signature of Incorporator: (attach additional pages if more than one Incorporator)	Corporation Service Company	X By: /s/ Elizabeth R. Konieczny
	Name	Incorporator Signature Elizabeth R> Konieczny

	830 Bear Tavern Road	West Trenton	NJ	08628
	Address	City	State	Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent	I hereby accept appointment as Resident Agent for the above named corporation.
	X By: /s/ Elizabeth R. Konieczny			01/29/2010
	Authorized Signature of R.A. or On behalf of R.A. Company			Date

This form must be accompanied by appropriate fees.

CORPORATE CHARTER

I,  ROSS MILLER,  the duly elected and qualified Nevada Secretary of State, do hereby certify that AJ ACQUISITION CORP. II, INC. did on January 29, 2010, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the  office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of  said State of Nevada.

Certified By: Sandy Edwards Certificate Number: C20100201-0222 You may verify this certificate online at http://www.nvsos.gov	IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on February 1, 2010 /s/ Ross Miller Ross Miller Secretary of State